UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, at an annual meeting of stockholders (the “Annual Meeting”) of Edible Garden AG Incorporated (the “Company”), the stockholders of the Company approved the Second Amendment (the “Plan Amendment”) to the Company’s 2022 Equity Incentive Plan (the “Plan”) to: (i) increase the number of shares of common stock, par value $0.0001 per share (“common stock”), reserved for issuance thereunder by 650,000 shares, (ii) update the recoupment provisions of the Plan to be consistent with the Company’s Policy for the Recovery of Erroneously Awarded Compensation, and (iii) extend the term of the Plan until August 21, 2034.

The full text of the Plan Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the proposals set forth below were submitted to the Company’s stockholders. The number of shares of common stock entitled to vote at the Annual Meeting was 3,160,392. The number of shares of common stock present or represented by proxy at the Annual Meeting was 1,530,894. The voting results for the proposals are as follows:

1.

The Company’s stockholders elected four directors, each for a one-year term and until their successors have been duly elected and qualified. The number of shares that: (i) voted for the election of each such director; (ii) withheld authority to vote for each such director; and (iii) represented broker non-votes with respect to each such director is summarized in the table below.

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
James E. Kras	255,673	58,941	1,216,280
Pamela DonAroma	275,713	38,901	1,216,280
Mathew McConnell	265,335	49,279	1,216,280
Ryan Rogers	270,550	44,064	1,216,280

2.

The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 is summarized in the table below.

FOR	AGAINST	ABSTAIN
1,483,710	43,394	3,790

3.

The Company’s stockholders approved the Plan Amendment. The table below summarizes the number of shares that voted for, against and abstained from voting on the proposal to approve the Plan Amendment, as well as the number of shares representing broker non-votes with respect to such proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
218,678	85,616	10,320	1,216,280

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4.

The Company’s stockholders approved a proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal 1, Proposal 2 and/or Proposal 3, if there were not sufficient votes at the time of the Annual Meeting to adopt Proposal 1, Proposal 2 and/or Proposal 3 or to establish a quorum. The number of shares that voted for, against and abstained from voting for this proposal is summarized in the table below.

FOR	AGAINST	ABSTAIN
1,310,826	241,667	5,401

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Because Proposals 1, 2 and 3 were approved by the Company’s stockholders, an adjournment of the Annual Meeting was not necessary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Edible Garden AG Incorporated 2022 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 23, 2024		/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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